EXHIBIT 99.1

1615 SOUTH 52nd STREET, TEMPE, ARIZONA (480) 449-8900 FAX (480) 449-8929

NEWS RELEASE

For Release	July 12, 2007
Contact	(480) 449-8900	(212) 355-4449
	Norman Stout	Steve Frankel / Jeremy Jacobs
	Inter-Tel Chief Executive Officer	Joele Frank, Wilkinson Brimmer Katcher

INTER-TEL ANNOUNCES NEW DATE FOR SPECIAL MEETING OF

STOCKHOLDERS REGARDING MITEL MERGER

SPECIAL MEETING TO BE HELD ON AUGUST 2, 2007

TEMPE, AZ, July 12, 2007 – Inter-Tel (Delaware), Incorporated (NASDAQ: INTL) announced today that the Special Meeting of Stockholders to vote on the merger with Mitel Networks Corporation has been rescheduled upon the advice of Delaware counsel for August 2, 2007 so that all stockholders receive 20 calendar days written notice of the meeting. As previously announced, the close of business on July 9, 2007 is the Record Date for determining the Inter-Tel stockholders who are entitled to notice of and to vote at the Special Meeting. The Special Meeting will be held at 10:00 a.m. local time at the offices of Snell & Wilmer LLP at 400 East Van Buren Street, 19th Floor, One Arizona Center, Phoenix, Arizona.

As previously announced on April 26, 2007, Inter-Tel entered into a definitive merger agreement whereby Mitel will acquire Inter-Tel for $25.60 per Inter-Tel share in cash, representing a total purchase price of approximately $723 million.

The Board of Directors of Inter-Tel recommends that Inter-Tel stockholders vote the WHITE proxy card FOR adoption of the Mitel merger agreement at the August 2, 2007 Special Meeting.

Stockholders with questions or who need assistance in voting their shares at the Special Meeting may call the Company’s proxy solicitor for the Special Meeting, Innisfree M&A Incorporated, toll-free at 888-750-5834 (banks and brokers may call collect at 212-750-5833).

About Inter-Tel (Delaware), Incorporated

Inter-Tel (Nasdaq: INTL) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs approximately 1,940 communications professionals, and services business customers through a network of 57 company-owned, direct sales offices and approximately 300 authorized providers in North America, the United Kingdom, Ireland, Australia and South Africa. More information is available at www.inter-tel.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, concerning the pending acquisition of Inter-Tel by Mitel and the leveraged recapitalization strategy proposed by Mr. Mihaylo, among other things. Forward-looking statements are statements in the future tense or that include words such as “intends,” “believe”, “expect”, “proposed”, “anticipates” and words of similar import.

Forward-looking statements are based on assumptions, suppositions and uncertainties, as well as on management’s best possible evaluation of future events. However, actual results may differ materially from those reflected in forward-looking statements based on a number of factors, many of which are beyond the control of Inter-Tel. Such factors may include, without excluding other considerations, fluctuations in quarterly results, evolution in customer demand for Inter-Tel’s products and services, risks associated with the proposed acquisition by Mitel or the outcome of any discussions with or actions by Mr. Mihaylo, the impact of price pressures exerted by competitors, and general market trends or economic changes.

Additional Information

In connection with soliciting proxies for the pending Mitel merger, Inter-Tel filed a definitive proxy statement with the Securities and Exchange Commission on May 29, 2007 and a proxy supplement on July 10, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION. Copies of the definitive proxy statement, the proxy supplement and other documents filed by Inter-Tel can be obtained without charge at the Securities and Exchange Commission’s web site at www.sec.gov or from Inter-Tel by contacting Inter-Tel (Delaware), Incorporated, Attention: Investor Relations, 1615 S. 52nd Street, Tempe, AZ 85281, Telephone: 480-449-8900.

Inter-Tel and its directors, officers and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger with Mitel. Information concerning the interests of Inter-Tel’s participants in the solicitation is included in the definitive proxy statement, the proxy supplement and related proxy materials for the Special Meeting of Stockholders, which is scheduled for August 2, 2007.

Inter-Tel and the Inter-Tel logo are trademarks of Inter-Tel (Delaware), Incorporated.

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